Exhibit 21.1

Subsidiaries of Yellow Roadway Corporation

at December 31, 2004

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
Express Lane Service, Inc.	100%	Delaware
OPK Insurance Co. Ltd.	100%	Bermuda
Reimer Finance, LP	1%[1]	Canada
Roadway LLC	100%	Delaware
Integres Global Logistics, Inc.	15.36%	Delaware
Roadway Express, Inc.	100%	Delaware
Reimer Express Lines Ltd.	100%	Canada
3727484 Manitoba Ltd.	100%	Canada
Reimer Express Driver Training Institute Inc.	100%	Canada
Reimer Finance, LP	99%[1]	Canada
Meridian IQ (EU) B.V.	100%	Netherlands
Roadway Express International, Inc.	100%	Delaware
Transcontinental Lease, S. de R.L. de C.V.	2%[2]	Mexico
Roadway Express S.A. de C.V.	95.99%	Mexico
Roadway Reverse Logistics, Inc.	100%	Ohio
Transcontinental Lease, S. de R.L. de C.V.	98%[2]	Mexico
Roadway Next Day Corporation	100%	Pennsylvania
New Penn Motor Express, Inc.	100%	Pennsylvania
Yellow Roadway Receivables Funding Corporation	100%	Delaware
Yellow Roadway Technologies, Inc.	100%	Delaware
Meridian IQ, Inc.	100%	Delaware
MIQ LLC	100%	Delaware
Globe.com Lines, Inc.	100%	Delaware
Meridian IQ LA, S.R.L.	1%[3]	Peru
Yellow Transportation, Inc.	100%	Indiana
Mission Supply Company	100%	Kansas
Yellow Relocation Services, Inc.	100%	Kansas
Yellow Transportation of British Columbia, Inc.	100%	Canada
Yellow Transportation of Ontario, Inc.	100%	Canada
YRC Transportation S.A. de C.V.	53.8%[4]	Mexico
YRC Services, S. de R.L. de C.V.	100%	Mexico
YRC Transportation S.A. de C.V.	46.2%[4]	Mexico
YRC Yellow LLC	100%	Kansas
YRC Enterprise Services, Inc.	100%	Delaware
YRC International Investments, Inc.	100%	Delaware
Meridian IQ LA, S.R.L.	99%[3]	Peru
YGPS (EU) Limited	100%	United Kingdom
GPS Logistics (EU) Limited	100%	United Kingdom
Meridian IQ (UK) Limited	100%	United Kingdom
YRC Mortgages, LLC	100%	Delaware

[1]	Reimer Finance, LP is owned 99% by Roadway Express, Inc. and 1% by Yellow Roadway Corporation.
[2]	Transcontinental Lease, S. de R.L. de C.V. is owned 98% by Roadway Express, Inc. and 2% by Roadway Express International, Inc.
[3]	Meridian IQ LA, S.R.L. is owned 99% by YRC International Investments, Inc. and 1% by Meridian IQ, Inc.
[4]	Yellow Transportation Mexicana S.A. de C.V. is owned 53.8% by Yellow Transportation of Ontario, Inc. 46.2 % by Yellow Transportation, Inc.